EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Reliant Bancorp, Inc. of our reports dated March 8, 2019, with respect to the consolidated financial statements of Reliant Bancorp, Inc. and subsidiaries, appearing in this annual report on Form 10-K for the year ended December 31, 2018:

•           Registration Statement on Form S-8 (No. 333-207200)
•           Registration Statement on Form S-3 (No. 333-216660)
•           Registration Statement on Form S-3 (No. 333-220558)
•           Registration Statement on Form S-8 (No. 333-228889)

/s/ Maggart & Associates, P.C.

Maggart & Associates, P.C.
Nashville, Tennessee
March 8, 2019